Exhibit 10.2

[Translation of Chinese original]

Equity Transfer Agreement

This agreement is entered into by the following parties on June 7, 2004 in Beijing, the People’s Republic of China (“the PRC” or “China”):

Transferor:	Novel-Tongfang Information Engineering Co., Ltd., (“Party A”), a limited liability company duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianming Xiao;

Transferee:	Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“Party B”), a limited liability company duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

Whereas:

(1)	Zhongshi Digital TV Technology Limited (hereinafter referred to as “Target Company”), a limited liability company incorporated and validly existing under the laws of the PRC, has registered capital of RMB 59.29 million, of which CCTV contributed RMB 23.716 million, holding 40% of the equity interest of the Target Company, China International Television Corp. (hereinafter referred to as “China Television”) contributed RMB 32.6095 million, holding 55% of the equity interest of the Target Company, Party A contributed RMB 2.9645 million, holding 5% of the equity interest;

(2)	Party A desires to transfer 5% equity interest of the Target Company to Party B and Party B desires to accept such 5% equity interest to be transferred.

NOW THEREFORE, Party A and Party B, through friendly negotiations, agree as follows in respect to the transfer of 5% equity interest of the Target Company:

Article 1 Equity Transfer

1.1	Party A agrees to transfer, and Party B agrees to accept 5% equity interest of the Target Company (hereinafter referred to as “Transferred Equity”, means Party A’s 5% capital contribution to the Target Company and all related rights, interests and obligations) in accordance with the terms and conditions of this Agreement.

1.2	The Parties agree that, since the Effective Day of transfer as stipulated in Article 3 hereof, Party B, who will immediately become the holder of the Transferred Equity, shall have rights and obligations related to the Transferred Equity under the PRC law, and Party A shall no longer have the rights and obligations related to the Transferred Equity.

1.3	After the completion of the equity transfer pursuant to this Agreement, the shareholders, capital contributions and shareholdings of the Target Company are as follows:

CCTV contributes RMB 23.716 million, holding 40% equity interest of the Target Company;

China Television contributes RMB 32.6095 million, holding 55% equity interest of the Target Company; and

Party B contributes RMB 2.9645 million, holding 5% equity interest of the Target Company;

1.4	The Parties agree that since the Effective Day of transfer as stipulated in Article 3, the board of directors, board of supervisors and senior management of the Target Company shall be reorganized pursuant to its articles of association, resolutions of the shareholders meetings and this Agreement.

1.5	Since the Effective Day of transfer as stipulated in Article 3 hereof, Party A shall provide Party B with all and any information as necessary for Party to reasonably exercise the shareholder’s rights, including but not limited to the resolutions and minutes of the shareholders meetings and the board of directors, company seals and business licenses.

Article 2 Transfer Price and Payment Method

2.1	Both Parties agree that the transfer price of the Transferred Equity (the “Transfer Price”) is tentatively determined as RMB 2,964,500, and the Transfer Price shall be ultimately based on the appraisal result for the Transferred Equity in the Appraisal Report (See Annex 1). Both Parties also agree that the discrepancy between the appraisal result and the above-mentioned amount of RMB 2,964,500 should be no more than 10% of the appraisal result. Otherwise Party B shall be entitled to unilaterally terminate this Agreement and decline the Transferred Equity. If Party B waives its right to terminate this Agreement and decides to accept the Transferred Equity, Party A and Party B shall jointly adjust the Transfer Price to meet the aforesaid provision.

2.2	Party A and Party B agree to pay the Transfer Price in the following way:

Party B shall pay to Party A the aforesaid Transfer Price within 30 days after the execution of this Agreement.

If the difference exceeds 10% of the appraisal results and Party B decides to terminate this Agreement and decline the Transferred Equity, Party A shall unconditionally repay to Party B the entire amount of the Transfer Price that is already paid pursuant to the aforesaid provision.

Article 3 Effective Day of Transfer

3.1	The equity transfer shall come into effect at the date when all the following conditions are satisfied (the “Effective Day”):

(1)	This Agreement has been legally and effectively executed by Party A and Party B;

(2)	The Target Company’s shareholders meetings have passed relevant resolutions, approving the equity transfer as contemplated herein and Party B’s holding of the Transferred Equity;

(3)	The Target Company’s articles of association have been legally and appropriately amended so as to reflect the equity transfer as contemplated herein and reflect Party B as the shareholder of 5% equity interest of the Target Company;

(4)	The Target Company has completed the process for the shareholders title changes at the relevant authorities of industry and commerce so as to register Party B as the shareholder of 5% equity interest of the Target Company; and

(5)	China Television has transferred to Party B 25% equity interest of the Target Company.

3.2	After the execution of this Agreement, Party A and Party B shall, before September 18, 2004 or the date as otherwise agreed in writing by the Parties, on the principles of honesty and credibility, respectively do utmost efforts to take all actions necessary for the completion of the equity transfer hereunder, including but not limited to entering into and procuring any third party to enter into any documents or applications, obtaining any relevant approvals, consents or licenses, or making any relevant filings and announcements.

3.3	If this Agreement fails to come to effect within the time limit as stipulated in Article 3.2 hereof, Party B shall enter into all the documents necessary for Party A to continue to legally hold the Transferred Equity. Meanwhile, Party A shall unconditionally return to Party B all the amount of the Transfer Price that has been paid pursuant to Article 2.2 hereof.

Article 4 Representations, Warranties and Covenants

4.1

Party A hereby makes the following representations, warranties and covenants as of the execution day of this Agreement and as of the Effective Day as prescribed in Article 3 hereof, in addition to the covenants to obtain the approval from the shareholders meeting of the Target Company as set forth in Article 3.1 (2) hereof and to obtain the Target

Company’s other shareholders’ waiver of their pre-emptive rights:

(1)	Party A has full rights, powers and capacity to execute and perform this Agreement, and has obtained all the approvals, permissions and authorizations for such execution and performance. This Agreement shall be legally and effectively binding upon Party A upon execution;

(2)	Party A’s execution and performance of this Agreement does not require approvals from any other government authorities;

(3)	The equity interests to be transferred by Party A to Party B are legally obtained and beneficially owned by Party A, and have not been pledged or encumbered in favor of any other third party’s interests;

(4)	Party A shall assist the Target Company in completing the process for the shareholders title changes at the relevant industry and commerce authorities so as to register Party B as the shareholder of 5% equity interest of the Target Company; and

(5)	Party A’s transferring all or part of the equity interests to Party B constitutes no violation of any legal documents that are binding upon Party A, including its articles of association or other contracts and agreements it has entered into.

4.2	Party B hereby makes the following representations, warranties and covenants as of the execution of this Agreement and as of the Effective Day as prescribed in Article 3:

(1)	Party B has full rights, powers and capacity to execute and perform this Agreement, and has obtained all the approvals, permissions and authorizations for such execution and performance. This Agreement shall be legally and effectively binding upon Party B upon execution;

(2)	Party B’s accepting all or part of the equity interests from Party A constitutes no violation of any legal documents that are binding upon Party B, including its articles of association or other contracts and agreements it has entered into;

(3)	Party B will take all reasonable and necessary measures to assist Party A in completing the equity transfer contemplated herein.

Article 5 Effective Day

5.1	This Agreement shall come into effect after it is legally executed by both Parties.

Article 6 Liability for Breach of Contact

6.1	If any Party hereto has any of the following situations, it constitutes a breach of this Agreement:

(1)	Violates any obligation hereunder;

(2)	Violates any undertaking hereunder; or

(3)	Its representations and warranties hereunder are not factually correct or misleading (whether they are made in good faith or bad faith).

6.2	If there are the aforesaid situations, the non-breaching party has the right to request the defaulting party to rectify the breach within thirty Business Days; if the defaulting party fails to rectify the breach in the time limit, the non-breaching party has the right to terminate this Agreement.

6.3	Parties warrant to each other, whether the agreement is terminated or not, without prejudice to the rights of compensation for damage enjoyed by one Party under this Agreement, the defaulting Party shall upon the request of the non-breaching Party compensate the non-breaching party the following:

(1)	A certain amount, to make good the non-breaching party’s losses as if the defaulting party did not breach this Agreement; and

(2)	For the non-breaching party’s direct or indirect losses resulting from the breach of the defaulting party (including but not limited to reasonable litigation fees, arbitration fees and attorney’s fees paid by the non-breaching party).

6.4	Any Party who fails to exercise or delays in exercising its rights hereunder shall not be deemed to waive such rights, and the exercise of such rights in part shall not preclude its exercise in full in the future.

Article 7 Force Majeure

7.1	“Force Majeure” means all events unforeseeable and whose occurrence and consequence are unavoidable and unconquerable, resulting in any Party’s failure to perform all or part of its obligations hereunder.

7.2	In the event of any force majeure, Party A and Party B may suspend the performance of their obligations hereunder during the period of delay caused by the force majeure, and the term of this Agreement shall be automatically extended for a length of time equal to the period of delay.

7.3	The affected Party shall immediately notify the other Party of the event of force majeure as soon as possible and provide evidencing documents to describe the details of the event and the time of the occurrence within fifteen days. The affected Party shall take all reasonable measures to mitigate the consequences of such event.

7.4	In the event of any event of force majeure, Party A and Party B shall immediately consult with each other to seek a fair solution and make utmost efforts to mitigate the consequences of the event.

Article 8 Resolution of Disputes

8.1	Consultations

If there are disputes arising from the interpretation or implementation of this Agreement, both Parties shall, after one Party notifies the other Party of the disputing event, settle them by consultations at first on the basis of keeping them confidential and not damaging both Parties’ original rights and obligations. If the dispute cannot be solved within thirty days upon notification or a longer period is agreed upon by both Parties in writing, it shall be resolved according to Article 8.2 and Article 8.3 hereof.

8.2	Arbitration Rules

Any dispute arising hereof or related hereto, including the existence, effectiveness or termination hereof shall be submitted to arbitration in Beijing. The dispute shall be arbitrated before China International Economic and Trade Arbitration Committee (hereinafter referred to as “CIETAC”) in accordance with its arbitration rules then effective, and the arbitration award is final and exclusive.

8.3	Procedures

In addition to CIETAC arbitration rules, the arbitration shall be proceeded as follows:

(1)	The arbitral tribunal shall have three (3) arbitrators. Each Party appoints one arbitrator, and the third arbitrator shall be appointed jointly by both Parties. If both Parties cannot reach a consensus on the appointment of the third arbitrator, it shall be appointed by CIETAC and act as the presiding arbitrator of the arbitral tribunal.

(2)	The arbitration award is final and binding upon both Parties.

(3)	Unless otherwise stated in the arbitration award, the arbitration fees shall be borne by the losing party in accordance with CIETAC arbitration rules then effective.

(4)	In the course of arbitration, both Parties shall continue to perform their respective obligations hereunder (except for those obligations subject to arbitration).

Article 9 Governing Law

9.1	The conclusion, effectiveness and interpretation of this Agreement as well as the resolution of disputes are governed by the PRC laws.

Article 10 Miscellaneous

10.1	Any amendments hereto shall be in writing and executed by both Parties. Any amendment or supplement hereto shall be an integral part hereof.

10.2	No Party shall transfer or purport to transfer all or part of its rights or obligations hereunder, without the other Party’s written consent.

10.3	If any provision hereof is deemed to be invalid by a court or arbitration tribunal, the effectiveness of the remaining provisions shall not be affected.

10.4	Any notices under this Agreement shall be made in writing and be delivered by registered mail, courier, DHL or similar express delivery company, fax, telegraph, e-mail or other electronic communications. A notice shall be deemed to be delivered when arriving at recipients’ registered addresses. If delivered by registered mail, the receipt date on the return receipt is the date of arrival; if delivered by DHL or similar express companies, the date confirmed formally is the date of arrival; if delivered by fax, when the confirmation information is received from the fax machine, the delivery is deemed to be done; and if delivered by telegraph or e-mail, the next Business Day following delivery is the date of arrival.

10.5	This Agreement shall be written in Chinese with four original copies, one respectively held by Party A and Party B, one for the Target Company’s files, and the last submitted to relevant authorities for industry and commerce registrations. All such original copies have equal legal effect.

In witness whereof, the Parties hereto have caused their authorized representatives to execute this Agreement on the date and place indicated in the Preamble hereof.

Party A: Novel-Tongfang Information Engineering Co., Ltd.
Legal/authorized representative:	/s/ Jianhua Zhu
(Seal)

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal/authorized representative:	/s/ Dong Li
(Seal)

Annex 1: Appraisal Report (Omitted)

Equity Entrustment Agreement

This agreement is entered into by the following parties on September 10, 2004 in Beijing, the People’s Republic of China:

Party A: Beijing Novel-Tongfang Digital TV Technology Co., Ltd., a limited liability company incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

Party B: Beijing Novel-Tongfang Information Engineering Co., Ltd., a limited liability company validly incorporated and legally existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianming Xiao;

Whereas:

Party B holds 5% equity interest of Zhongshi Digital TV Technology Limited (“Zhongshi Digital”) (the “Equity Interest”) and desires Party A to manage such 5% Equity Interest for Party B.

NOW THEREFORE, both Parties hereby agree as follows:

1.	Party B agrees to entrust Party A to manage the Equity Interest, including but not limited to:

a.	to send any person designated by Party A to, on behalf of Party B, attend all shareholders meetings of Zhongshi Digital, make speeches at the shareholders meetings, vote on the matters discussed at the meetings, sign on the meeting minutes and submit, accept or execute relevant documents;

b.	to send any person designated by Party A to, on behalf of Party B, sign any relevant document related to Zhongshi Digital, including agreements, letters and so on;

c.	to send any person designated by Party A to, on behalf of Party B, take office of director of Zhongshi Digital and vote on the matters discussed at the board of directors meetings, sign on the meeting minutes, and submit, accept or execute relevant documents;

d.	within the term of the entrustment, any approval, veto, waiver, abstention and other act of confirmation or non-confirmation by Party A or any person designated by Party A shall have the same effect as Party B does. Party B will not participate in any aforesaid shareholders meetings or Board of Directors meetings, sign any document or take part in any operational decision of Zhongshi Digital.

2.	Liabilities for Breach of Contract

2.1	If any Party hereto has any of the following situations, it constitutes a breach of this Agreement:

(1)	Violates any obligation hereunder;

(2)	Violates any undertaking hereunder; or

(3)	Its representations and warranties hereunder are not factually correct or misleading (whether they are made in good faith or bad faith).

2.2	If there are the aforesaid situations, the non-breaching party has the right to request the defaulting party to rectify the breach within thirty Business Days; if the defaulting party fails to rectify the breach in the time limit, the non-breaching party has the right to terminate this Agreement.

2.3	Both Parties warrant to each other, whether the agreement is terminated or not, without prejudice to the rights of compensation for damage enjoyed by one Party under this Agreement, the defaulting party shall upon the request of the non-breaching party compensate the non-breaching party the following:

(1)	A certain amount, to make good the non-breaching party’s losses as if the defaulting party did not breach this Agreement; and

(2)	For the non-breaching party’s direct or indirect losses resulting from the breach of the defaulting party (including but not limited to reasonable litigation fees, arbitration fees and attorney’s fees paid by the non-breaching party thus).

2.4	Any Party who fails to exercise or delays in exercising its rights hereunder shall not be deemed to waive such rights, and the exercise of such rights in part shall not preclude its exercise in full in the future.

3.	Resolution of Disputes

3.1	Consultations

If there are disputes arising from the interpretation or implementation of this Agreement, both Parties shall, after one Party notifies the other Party of the disputing event, resolve them by consultations at first on the basis of keeping them confidential and not damaging both Parties’ original rights and obligations. If the dispute cannot be solved within thirty days upon notification or a longer period agreed by both Parties in writing, it shall be resolved according to Articles 2 and 3 hereof.

3.2	Arbitration Rules

Any dispute arising hereof or related hereto, including the existence, effectiveness or termination hereof shall be submitted to arbitration in Beijing. The dispute shall be arbitrated before the China International Economic and Trade Arbitration Committee (hereinafter referred to as “CIETAC”) in accordance with its arbitration rules then effective, and the arbitration award is final and exclusive.

3.3	Procedures

In addition to CIETAC arbitration rules, the arbitration shall proceed as follows:

(1)	The arbitral tribunal shall have three (3) arbitrators. Each Party shall appoint one arbitrator, and the third arbitrator shall be appointed jointly by both Parties. If both Parties cannot reach a consensus on the appointment of the third arbitrator, such arbitrator shall be appointed by CIETAC and act as the presiding arbitrator of the arbitral tribunal.

(2)	The arbitration award is final and binding upon both Parties.

(3)	Unless otherwise stated in the arbitration award, the arbitration fees shall be borne by the losing party in accordance with CIETAC arbitration rules then effective.

(4)	In the course of arbitration, both Parties shall continue to perform their respective obligations hereunder (except for those obligations subject to arbitration).

4.	This Agreement has two original copies with equal legal effects, and each Party holds one copy.

In witness whereof, the Parties hereto have caused their authorized representatives to execute this Agreement on the date and place indicated in the Preamble hereof.

Party A: Novel-Tongfang Information Engineering Co., Ltd.
Legal/Authorized Representative:	/s/ Jianhua Zhu
(Signature and Seal)

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal/Authorized Representative:	/s/ Dong Li
(Signature and Seal)

Equity Purchase Entrustment Agreement

This agreement is entered into by the following parties on April 1, 2004 in Beijing, the People’s Republic of China (“the PRC” or “China”):

Transferor: Novel-Tongfang Information Engineering Co., Ltd. (“Party A”), a limited liability company incorporated and existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianming Xiao;

Transferee: Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“Party B”), a limited liability company validly incorporated and legally existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

Whereas:

1.	Zhongshi Digital TV Technology Limited (the “Target Company”), a limited liability company incorporated and validly existing under the PRC laws, has the registered capital of RMB 59.29 million, of which China International Television Corp. (hereinafter referred to as “China Television”) has contributed RMB 32.6095 million, holding 55% equity interest of the Target Company;

2.	Party B desires to entrust Party A to purchase 25% of the equity interest of the Target Company from China International Television Corp.;

3.	Party A has entered into an equity transfer agreement with China International Television Corp. and Party B has paid to Party A the purchase price of RMB 16,056,176.68 (the “Purchase Price”) on March 31, 2005.

NOW THEREFORE, through friendly consultations, both Parties agree as follows in respect of Party B’s entrusting Party A to purchase 25% of the Equity Interest of the Target Company from China International Television Corp.:

1.	Party B entrusts Party A to purchase from China International Television Corp. 25% of the Equity Interest of the Target Company at the price of RMB 16,056,176.68;

2.	Party B shall execute with Party A any relevant legal documents within three days after the completion of the acquisition, including certain custodian agreement on the Equity Interest;

3.	If Party A fails to purchase the 25% Equity Interest of the Target Company prior to July 30 2007, both Parties agree that Party A shall return the Purchase Price to Party B prior to September 30, 2007 and terminate this Agreement after such repayment;

4.	This Agreement shall come into effect after it is duly and officially executed by both Parties;

5.	The conclusion, effectiveness and interpretation of this Agreement as well as the resolution of disputes are governed by the PRC laws; and

6.	This Agreement has two original copies with equal legal effects, and each Party holds one copy.

In witness whereof, the Parties hereto have caused their authorized representatives to execute this Agreement on the day and year and place first written above.

Party A: Novel-Tongfang Information Engineering Co., Ltd.
Legal/Authorized Representative:	/s/ Jianhua Zhu
(Signature and Seal)

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal/Authorized Representative:	/s/ Dong Li
(Signature and Seal)